February 7, 2023 KKR & Co. Inc. Reports Second Quarter 2025 Financial Results July 31, 2025

i We are active globally across investing, monetizing and fundraising. This momentum is flowing through our financial results, with greater than 25% growth in Fee Related Earnings, Total Operating Earnings and Adjusted Net Income on a trailing 12-month basis. We remain highly constructive as we enter the second half of the year. Conference Call A conference call to discuss KKR's financial results will be held on July 31, 2025 at 9:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, July 31, 2025 – KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2025 results. KKR Reports Second Quarter 2025 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii KKR Reports Second Quarter 2025 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic” or “GA”), unless the context requires otherwise. This presentation is not, and shall not be construed, as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation, other than financial figures, which are as of June 30, 2025, unless another time is specified in relation to such statements or financial figures, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since such date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR and the Global Atlantic insurance companies. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information

KKR & Co. Inc. Second Quarter Earnings

Second Quarter 2025 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $0.5 billion for the quarter and $0.3 billion YTD.

($ in thousands, except per share data)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD
Revenues				
Asset Management and Strategic Holdings	$ 1,560,449	$ 1,835,166	$ 3,516,917	$ 3,881,081
Insurance	2,611,461	3,253,677	10,311,731	4,317,945
Total Revenues	**$ 4,171,910**	**$ 5,088,843**	**$ 13,828,648**	**$ 8,199,026**
Expenses				
Asset Management and Strategic Holdings	$ 1,222,960	$ 1,436,234	$ 2,840,929	$ 3,104,134
Insurance	2,723,369	3,310,210	10,418,344	5,473,265
Total Expenses	**$ 3,946,329**	**$ 4,746,444**	**$ 13,259,273**	**$ 8,577,399**
Total Investment Income (Loss) - Asset Management and Strategic Holdings	**$ 984,624**	**$ 1,186,369**	**$ 2,003,881**	**$ 2,678,208**
Income Tax Expense (Benefit)	216,969	174,304	486,170	260,873
Redeemable Noncontrolling Interests	29,666	68,175	62,344	76,669
Noncontrolling Interests	295,644	776,166	674,602	1,638,094
Preferred Stock Dividends	—	37,736	—	37,736
Net Income (Loss) - KKR Common Stockholders	**$ 667,926**	**$ 472,387**	**$ 1,350,140**	**$ 286,463**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 0.75	$ 0.53	$ 1.52	$ 0.31
Diluted	$ 0.72	$ 0.50	$ 1.45	$ 0.29
Weighted Average Shares of Common Stock Outstanding				
Basic	887,394,513	890,716,083	886,200,169	889,488,212
Diluted	932,046,386	954,209,566	928,593,777	955,811,238

Note: See Appendix for detailed GAAP income statement. Totals may not sum due to rounding in this presentation.

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Second Quarter 2025 Highlights

Financial Measures

- **Fee Related Earnings ("FRE")** of $887 million ($0.98/adj. share) in the quarter, up 17% year-over-year
  - FRE was $3.6 billion in the LTM ($3.96/adj. share), up 34% year-over-year
- **Total Operating Earnings ("TOE")** of $1.2 billion ($1.33/adj. share) in the quarter, up 14% year-over-year
  - TOE was $4.7 billion in the LTM ($5.19/adj. share), up 26% year-over-year
- **Adjusted Net Income ("ANI")** of $1.1 billion ($1.18/adj. share) in the quarter, up 9% year-over-year
  - ANI was $4.5 billion in the LTM ($4.98/adj. share), up 27% year-over-year

Capital Metrics

- **Assets Under Management ("AUM")** of $686 billion, up 14% year-over-year
- **Fee Paying Assets Under Management ("FPAUM")** of $556 billion, up 14% year-over-year
- **New Capital Raised** of $28 billion in the quarter and $109 billion in the LTM
- **Capital Invested** of $18 billion in the quarter and $83 billion in the LTM

Corporate

- **Regular dividend** of $0.185 per share of common stock was declared for the quarter
- **Strategic acquisition of HealthCare Royalty Partners:** Post quarter-end, on July 30th, KKR closed on a majority stake in HealthCare Royalty Partners, a middle-market biopharma royalty acquisition company, adding approximately $3 billion to AUM. This enables KKR to enhance its capabilities in biopharma royalty and credit investing, while expanding the firm's existing footprint in the life sciences ecosystem

Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 27 for record and payment dates for common and mandatory convertible preferred stock.

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Second Quarter 2025 Segment Earnings

($ in thousands, except per share data)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD
Management Fees	$ 847,307	$ 995,763	$ 1,662,634	$ 1,913,097
Transaction and Monitoring Fees, Net	222,858	234,249	374,942	495,758
Fee Related Performance Revenues	37,145	53,737	56,246	75,014
Fee Related Compensation	(193,779)	(224,656)	(366,419)	(434,677)
Other Operating Expenses	(158,134)	(172,339)	(303,265)	(339,835)
Fee Related Earnings	**$ 755,397**	**$ 886,754**	**$ 1,424,138**	**$ 1,709,357**
Insurance Operating Earnings	**$ 253,213**	**$ 277,932**	**$ 526,053**	**$ 536,704**
Strategic Holdings Operating Earnings	**$ 40,852**	**$ 29,121**	**$ 61,572**	**$ 60,607**
Total Operating Earnings	**$ 1,049,462**	**$ 1,193,807**	**$ 2,011,763**	**$ 2,306,668**
Net Realized Performance Income	122,839	109,314	200,837	197,303
Net Realized Investment Income	117,764	130,898	232,306	316,161
Total Investing Earnings	**$ 240,603**	**$ 240,212**	**$ 433,143**	**$ 513,464**
Total Segment Earnings	**$ 1,290,065**	**$ 1,434,019**	**$ 2,444,906**	**$ 2,820,132**
Interest Expense, Net and Other	(79,952)	(93,607)	(154,682)	(185,077)
Income Taxes on Adjusted Earnings	(238,244)	(277,062)	(454,610)	(537,717)
Adjusted Net Income	**$ 971,869**	**$ 1,063,350**	**$ 1,835,614**	**$ 2,097,338**
Adjusted Per Share Measures:				
FRE per Adjusted Share	$ 0.84	$ 0.98	$ 1.60	$ 1.90
TOE per Adjusted Share	$ 1.17	$ 1.33	$ 2.25	$ 2.57
ANI per Adjusted Share	$ 1.09	$ 1.18	$ 2.06	$ 2.33

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting Adjusted Net Income and other important information.

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4 Total Operating Earnings ($ in millions) $3,700 $4,653 2Q'24 LTM 2Q'25 LTM Total Operating Earnings • Total Operating Earnings ("TOE") - the sum of Fee Related Earnings, Insurance Operating Earnings and Strategic Holdings Operating Earnings - represents the more durable and recurring portion of KKR's total segment earnings • TOE increased 26% over the last 12 months primarily driven by the growth in Fee Related Earnings. Over time, we expect Strategic Holdings Operating Earnings to contribute more meaningfully to Total Operating Earnings $1,049 $1,194 2Q'24 2Q'25 Note: KKR increased its ownership in Global Atlantic to 100% at the beginning of 2024. Financial results prior to 2024 do not reflect 100% ownership. Total Segment Earnings $5,885 2Q'25 LTM ($ in millions) Insurance Operating Earnings Fee Related Earnings Total Investing Earnings Strategic Holdings Operating Earnings $4,653 79% of segment earnings are from the more durable and recurring portions of total segment earnings

Asset Management Segment Detail

Asset Management Segment

($ in thousands, except per share data)		2Q'24		2Q'25		2Q'24 YTD		2Q'25 YTD
Management Fees	$	847,307	$	995,763	$	1,662,634	$	1,913,097
Transaction and Monitoring Fees, Net		222,858		234,249		374,942		495,758
Fee Related Performance Revenues		37,145		53,737		56,246		75,014
Fee Related Compensation		(193,779)		(224,656)		(366,419)		(434,677)
Other Operating Expenses		(158,134)		(172,339)		(303,265)		(339,835)
Fee Related Earnings	**$**	**755,397**	**$**	**886,754**	**$**	**1,424,138**	**$**	**1,709,357**
Realized Performance Income		482,309		418,850		753,854		766,770
Realized Performance Income Compensation		(359,470)		(309,536)		(553,017)		(569,467)
Net Realized Performance Income	**$**	**122,839**	**$**	**109,314**	**$**	**200,837**	**$**	**197,303**
Realized Investment Income		138,546		153,998		273,299		371,955
Realized Investment Income Compensation		(20,782)		(23,100)		(40,993)		(55,794)
Net Realized Investment Income	**$**	**117,764**	**$**	**130,898**	**$**	**232,306**	**$**	**316,161**
Total Investing Earnings	**$**	**240,603**	**$**	**240,212**	**$**	**433,143**	**$**	**513,464**
Asset Management Segment Earnings	**$**	**996,000**	**$**	**1,126,966**	**$**	**1,857,281**	**$**	**2,222,821**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.84	$	0.98	$	1.60	$	1.90
Total Asset Management Segment Revenues	$	1,728,165	$	1,856,597	$	3,120,975	$	3,622,594
Assets Under Management	$	601,341,000	$	685,806,000	$	601,341,000	$	685,806,000
Fee Paying Assets Under Management	$	487,320,000	$	556,247,000	$	487,320,000	$	556,247,000
New Capital Raised (AUM)	$	32,432,000	$	27,986,000	$	63,038,000	$	58,526,000
Capital Invested	$	22,733,000	$	17,701,000	$	36,837,000	$	36,675,000
Uncalled Commitments	$	107,707,000	$	115,145,000	$	107,707,000	$	115,145,000

Note: See Appendix for GAAP reconciliations and other important information.

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7 • Increased 33% year-over-year driven primarily by the growth in management fees and capital markets activities, as well as a benefit from operating leverage Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 16% to $3.7 billion in the LTM • Growth has primarily been driven by an increase in Fee Paying AUM from organic new capital raised ($ in millions) $2.98 $3.96 65% 69% FRE per adjusted share FRE margin 2Q'24 LTM 2Q'25 LTM $2,656 $3,030 $3,461 $3,206 $3,712 2022 2023 2024 2Q'24 LTM 2Q'25 LTM

8 Assets Under Management • AUM of $686 billion, up 14% year-over-year, with $28 billion of organic new capital raised in the quarter and $109 billion in the LTM • Fee Paying AUM of $556 billion, up 14% year-over-year, with $39 billion of organic new capital raised in the quarter and $107 billion in the LTM • Perpetual Capital of $289 billion, up 16% year-over-year driven primarily by the organic growth of Global Atlantic and from inflows into our K-Series Private Equity and Infrastructure vehicles. Perpetual capital represents 42% of AUM and 50% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $601 $686 2Q'24 2Q'25 $487 $556 2Q'24 2Q'25 $250 $289 2Q'24 2Q'25 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

9 Additional Capital Detail • Dry Powder: Uncalled commitments of $115 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At quarter end, there was $56 billion of committed capital with a weighted average management fee rate of approximately 90 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $343 billion of carried interest eligible AUM, $252 billion is above cost and accruing carry • Performance Fee Eligible AUM: $411 billion, up 16% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $356 $411 2Q'24 2Q'25 $108 $115 2Q'24 2Q'25 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

10 Gross unrealized performance income totals $9.2 billion as of June 30, 2025 Fund Investment Performance Private Equity Real Assets Infrastructure Portfolio Opportunistic Real Estate Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 2Q'25 7% LTM Gross Return 3% 13%5% 9%1% 14%3% 7%2% Note: Traditional private equity does not include core or growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Asset Management Segment – Private Equity

- **AUM:** Increased 2% quarter-over-quarter and increased 16% year-over-year to $215 billion with organic new capital raised of $5 billion in the quarter and $16 billion YTD
  - New capital raised in the quarter was primarily driven by North America Fund XIV and K-Series PE
- **Realizations:** Carried Interest drivers in 2Q included public and private realization events across both growth equity and traditional private equity and offshore K-Series investment performance
- **Capital Invested:** $5 billion in the quarter and $9 billion YTD. In 2Q, deployment was driven primarily by traditional private equity in the U.S. and Europe, with additional deployment in technology and health care growth
- **Performance:** The traditional private equity portfolio appreciated 13% in the LTM

($ in thousands)		2Q'24		2Q'25		2Q'24 YTD		2Q'25 YTD
Management Fees	$	350,650	$	372,094	$	693,135	$	706,886
Transaction and Monitoring Fees, Net		16,640		20,421		32,445		39,334
Fee Related Performance Revenues		—		—		—		—
Fee Related Revenues	**$**	**367,290**	**$**	**392,515**	**$**	**725,580**	**$**	**746,220**
Realized Performance Income	**$**	**327,943**	**$**	**355,492**	**$**	**593,240**	**$**	**689,552**
Capital Metrics:								
Assets Under Management	$	185,265,000	$	214,576,000	$	185,265,000	$	214,576,000
Fee Paying Assets Under Management	$	118,240,000	$	141,222,000	$	118,240,000	$	141,222,000
New Capital Raised (AUM)	$	2,071,000	$	5,497,000	$	5,661,000	$	16,486,000
Capital Invested	$	2,578,000	$	4,898,000	$	3,728,000	$	9,216,000
Uncalled Commitments	$	54,925,000	$	55,194,000	$	54,925,000	$	55,194,000

Note: See Appendix for endnotes about our private equity business line and other important information.

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Asset Management Segment – Real Assets

- **AUM:** Increased 5% quarter-over-quarter and 18% year-over-year to $179 billion with organic new capital raised of $8 billion in the quarter and $13 billion YTD
  - New capital raised in the quarter was widespread and included infrastructure flows globally across multiple strategies, including K-Series infrastructure, and Global Atlantic inflows invested in real estate
- **Realizations:** Carried Interest in 2Q was driven by global infrastructure
- **Capital Invested:** $4 billion in the quarter and $10 billion YTD. In 2Q, deployment was primarily driven by core infrastructure in the U.S. and climate transition in Europe, as well as a diversified mix of real estate credit and equity opportunities
- **Performance:** The infrastructure portfolio appreciated 14% and the opportunistic real estate portfolio appreciated 7% in the LTM

($ in thousands)		2Q'24		2Q'25		2Q'24 YTD		2Q'25 YTD
Management Fees	$	230,085	$	310,394	$	450,172	$	590,972
Transaction and Monitoring Fees, Net		11,752		9,371		29,125		19,226
Fee Related Performance Revenues		16,206		36,058		17,606		37,823
Fee Related Revenues	**$**	**258,043**	**$**	**355,823**	**$**	**496,903**	**$**	**648,021**
Realized Performance Income	**$**	**124,342**	**$**	**27,404**	**$**	**124,966**	**$**	**36,771**
Capital Metrics:								
Assets Under Management	$	151,549,000	$	179,447,000	$	151,549,000	$	179,447,000
Fee Paying Assets Under Management	$	126,574,000	$	150,497,000	$	126,574,000	$	150,497,000
New Capital Raised (AUM)	$	18,023,000	$	8,239,000	$	23,881,000	$	13,461,000
Capital Invested	$	8,245,000	$	4,286,000	$	13,701,000	$	9,846,000
Uncalled Commitments	$	33,106,000	$	33,924,000	$	33,106,000	$	33,924,000

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 3% quarter-over-quarter and 10% year-over-year to $292 billion with organic new capital raised of $14 billion in the quarter and $29 billion YTD
  - New capital raised in the quarter was primarily driven by inflows at Global Atlantic, CLO issuance, fundraising across opportunistic and high grade asset-based finance and evergreen direct lending, as well as K-Series Credit
  - AUM comprised of: $134 billion of leveraged credit, $75 billion of asset-based finance, $45 billion of direct lending, $8 billion of strategic investments and $30 billion of liquid strategies
  - Following quarter end, Asset-Based Finance Partners II held its final close. The capital raised for the fund and separately managed accounts investing alongside it totals $6.5 billion, which is over three times larger than the predecessor fund
- **Realizations:** 2Q realizations were driven by a diverse set of strategies
- **Capital Invested:** $9 billion in the quarter and $18 billion YTD. In 2Q, deployment was most active in direct lending and high grade asset-based finance
- **Performance:** The leveraged credit composite appreciated 7% and the alternative credit composite appreciated 9% in the LTM

($ in thousands)		2Q'24		2Q'25		2Q'24 YTD		2Q'25 YTD
Management Fees	$	266,572	$	313,275	$	519,327	$	615,239
Transaction and Monitoring Fees, Net		2,366		4,889		5,554		8,286
Fee Related Performance Revenues		20,939		17,679		38,640		37,191
Fee Related Revenues	**$**	**289,877**	**$**	**335,843**	**$**	**563,521**	**$**	**660,716**
Realized Performance Income	**$**	**30,024**	**$**	**35,954**	**$**	**35,648**	**$**	**40,447**
Capital Metrics:								
Assets Under Management	$	264,527,000	$	291,783,000	$	264,527,000	$	291,783,000
Fee Paying Assets Under Management	$	242,506,000	$	264,528,000	$	242,506,000	$	264,528,000
New Capital Raised (AUM)	$	12,338,000	$	14,250,000	$	33,496,000	$	28,579,000
Capital Invested	$	11,910,000	$	8,517,000	$	19,408,000	$	17,613,000
Uncalled Commitments	$	19,676,000	$	26,027,000	$	19,676,000	$	26,027,000

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14 • Transaction Fees: Totaled $200 million in the quarter and $429 million YTD • Approximately half of transaction fees were originated in Europe in the quarter • Capital markets transaction fees were diversified by source in the quarter: infrastructure, private equity, and third-party fees generated approximately 40%, 30%, and 20%, respectively • Approximately 80% of transaction fees were debt product focused in the quarter Asset Management Segment − Capital Markets • All financial results exclude Strategic Holdings • Realizations: Realized Investment Income of $154 million in the quarter and $372 million YTD • Balance Sheet Investment Return: Appreciated 1% in the quarter and 5% in the LTM • Embedded Gains: $2.8 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Transaction Fees $ 192,100 $ 199,568 $ 307,818 $ 428,912 ($ in thousands) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Realized Investment Income $ 138,546 $ 153,998 $ 273,299 $ 371,955

Insurance Segment Detail

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1.8 billion in the quarter primarily reflects growth in the investment portfolio attributable to net inflows and higher average portfolio yields
- **Net Cost of Insurance:** Net Cost of Insurance of $1.3 billion in the quarter primarily reflects business growth and the associated higher funding costs as well as the routine run off of older business that was originated in a lower cost environment
- **Highlights:**
  - Global Atlantic AUM totals $201 billion, of which $149 billion is Credit AUM. Ivy and other sponsored reinsurance vehicles total $47 billion of the $201 billion
  - Inflows in the quarter were primarily driven by individual markets annuity sales, institutional flow business, funding agreement backed notes issuances, and capital raising for the Ivy strategy
  - Following quarter end, on July 30th, Japan Post Insurance announced a $2 billion investment in a new vehicle sponsored by Global Atlantic. The vehicle is expected to access insurance, reinsurance, and strategic activity across Global Atlantic

($ in thousands)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD
Net Investment Income	$ 1,538,046	$ 1,788,525	$ 3,024,465	$ 3,517,868
Net Cost of Insurance	(1,070,616)	(1,277,381)	(2,073,943)	(2,518,603)
General, Administrative and Other	(214,217)	(233,212)	(424,469)	(462,561)
Insurance Operating Earnings	**$ 253,213**	**$ 277,932**	**$ 526,053**	**$ 536,704**
Additional Financial Measure:				
Global Atlantic Book Value	$ 8,317,285	$ 9,565,438	$ 8,317,285	$ 9,565,438

Note: See Appendix for endnotes explaining certain terms. 2Q'25 and 2Q'25 YTD Net Investment Income included $25 million ($21 million of insurance operating earnings), and $35 million ($29 million of insurance operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies. 2Q'24 and 2Q'24 YTD Net Investment Income both included $10 million ($8 million of insurance operating earnings) of realized gains and losses not related to asset/liability matching investment strategies.

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16

Strategic Holdings Segment Detail

18 Strategic Holdings Segment • Strategic Holdings Segment Earnings: Driven by dividends from our Core PE businesses • Highlights: • KKR's share of the 18 businesses' 1Q'25 LTM Adjusted Revenues is $4.1 billion and 1Q'25 LTM Adjusted EBITDA is $1.0 billion • Expect Strategic Holdings Operating Earnings to be $350+ million by 2026, $700+ million by 2028 and $1.1+ billion by 2030 as a result of ongoing strong operating and financial performance across the portfolio ($ in thousands) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Dividends, Net $ 40,852 $ 29,121 $ 61,572 $ 60,607 Strategic Holdings Operating Earnings $ 40,852 $ 29,121 $ 61,572 $ 60,607 Net Realized Investment Income $ — $ — $ — $ — Strategic Holdings Segment Earnings $ 40,852 $ 29,121 $ 61,572 $ 60,607 LTM Adjusted EBITDA by Geography (KKR's Share) LTM Adjusted EBITDA by Industry (KKR's Share) Americas 70% Europe 25% Asia Pacific 5% Business Services 36% Consumer 28% Health Care 14% TMT 13% Infrastructure 9% Note: See Appendix for endnotes for additional information relating to LTM Adjusted Revenues and LTM Adjusted EBITDA. Expectations about Strategic Holdings Operating Earnings over time are forward-looking statements. These are estimated based on various assumptions, and there is no guarantee that our expectations will be realized as presented. See Appendix for further information and important information regarding estimates and assumptions and cautionary factors about forward-looking statements.

Supplemental Information

20 Duration of Capital Growth in Strategic & Perpetual Capital Assets Under Management Perpetual Capital Long-Dated Strategic Investor Partnerships Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other ($ in billions) $315 $357 $250 $289 $65 $68 2Q'24 2Q'25 93% of AUM is perpetual capital or has a duration of at least 8 years at inception 7% 42% 10% 41% 52% of AUM is perpetual capital or long-dated strategic investor partnerships Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information.

21 Assets Under Management Rollforward Six Months Ended June 30, 2025 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 195,358 $ 165,969 $ 276,245 $ 637,572 New Capital Raised 16,486 13,461 28,579 58,526 Distributions and Other (7,894) (5,944) (16,766) (30,604) Change in Value 10,626 5,961 3,725 20,312 Ending Balance $ 214,576 $ 179,447 $ 291,783 $ 685,806 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 209,395 $ 171,281 $ 283,643 $ 664,319 New Capital Raised 5,497 8,239 14,250 27,986 Distributions and Other (5,732) (3,298) (8,617) (17,647) Change in Value 5,416 3,225 2,507 11,148 Ending Balance $ 214,576 $ 179,447 $ 291,783 $ 685,806 Three Months Ended June 30, 2025 Note: See Appendix for endnotes about distributions, redemptions and other important information.

22 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 124,050 $ 144,033 $ 257,962 $ 526,045 New Capital Raised 18,691 7,382 12,733 38,806 Distributions and Other (2,516) (2,802) (8,547) (13,865) Change in Value 997 1,884 2,380 5,261 Ending Balance $ 141,222 $ 150,497 $ 264,528 $ 556,247 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 119,598 $ 139,681 $ 252,684 $ 511,963 New Capital Raised 23,278 12,728 25,117 61,123 Distributions and Other (3,336) (4,833) (16,610) (24,779) Change in Value 1,682 2,921 3,337 7,940 Ending Balance $ 141,222 $ 150,497 $ 264,528 $ 556,247 Six Months Ended June 30, 2025 Three Months Ended June 30, 2025 Note: See Appendix for endnotes about distributions, redemptions and other important information.

23 Investment Vehicle Summary - Asset Management ($ in thousands) 4Q'21 4Q'22 FY'21 FY'22 Net Investment Income $ 1,352,187 $ 1,230,677 $ 3,329,570 $ 4,112,244 Net Cost of Insurance (490,115) (751,332) (1,566,681) (2,415,996) General, Administrative and Other (162,085) (164,923) (500,410) (637,718) Pre-tax Insurance Operating Earnings 699,987 314,422 1,262,479 1,058,530 Income Taxes (135,947) (45,817) (199,095) (171,744) Net Income Attributable to Noncontrolling Interests (217,263) (103,464) (410,833) (341,582) Insurance Segment Operating Earnings $ 346,777 $ 165,141 $ 652,551 $ 545,204 Additional Financial Measures: Global Atlantic Book Value $ 3,372,498 $ 3,929,710 $ 3,372,498 $ 3,929,710 ($ in millions) Investment Period Amount Start Date End Date Commitment Uncalled Commitments Invested Realized Remaining Cost Remaining Fair Value PRIVATE EQUITY BUSINESS LINE North America Fund XIV 4/2025 4/2031 $ 15,881 $ 15,881 $ — $ — $ — $ — North America Fund XIII 8/2021 4/2025 18,400 3,169 15,534 327 15,123 19,782 Americas Fund XII 5/2017 5/2021 13,500 1,386 12,747 14,430 9,150 19,169 North America Fund XI 11/2012 1/2017 8,718 48 10,165 23,097 2,167 3,479 2006 Fund(1) 9/2006 9/2012 17,642 — 17,309 37,423 — — Millennium Fund(1) 12/2002 12/2008 6,000 — 6,000 14,129 — — Ascendant Fund 6/2022 6/2028 4,328 2,962 1,366 — 1,366 1,428 European Fund VI 6/2022 6/2028 7,560 3,466 4,094 — 4,094 4,065 European Fund V 7/2019 2/2022 6,384 629 5,878 2,827 4,455 6,620 European Fund IV 2/2015 3/2019 3,513 18 3,647 5,726 1,621 2,684 European Fund III(1) 3/2008 3/2014 5,506 — 5,360 10,647 — — European Fund II(1) 11/2005 10/2008 5,751 — 5,751 8,533 — — Asian Fund IV 7/2020 7/2026 14,735 6,645 8,918 1,920 8,397 14,357 Asian Fund III 8/2017 7/2020 9,000 1,264 8,266 8,663 6,129 11,094 Asian Fund II 10/2013 3/2017 5,825 — 7,496 6,703 1,676 818 Asian Fund(1) 7/2007 4/2013 3,983 — 3,974 8,728 — — Next Generation Technology Growth Fund III 11/2022 11/2028 2,740 1,079 1,661 — 1,661 1,871 Next Generation Technology Growth Fund II 12/2019 5/2022 2,088 68 2,255 1,761 1,680 2,572 Next Generation Technology Growth Fund 3/2016 12/2019 659 3 671 1,314 241 945 Health Care Strategic Growth Fund II 5/2021 5/2027 3,789 1,820 1,969 — 1,969 2,382 Health Care Strategic Growth Fund 12/2016 4/2021 1,331 74 1,387 554 1,057 1,842 Global Impact Fund II 6/2022 6/2028 2,717 1,526 1,191 — 1,191 1,118 Global Impact Fund 2/2019 3/2022 1,242 214 1,210 620 973 1,618 Co-Investment Vehicles and Other Various Various 30,303 3,476 27,499 11,958 21,044 26,128 Core Investors II 8/2022 8/2027 11,814 8,963 2,851 108 2,851 3,582 Core Investors I 2/2018 8/2022 8,500 23 9,530 1,658 8,299 16,905 Other Core Vehicles Various Various 7,437 1,182 6,332 2,030 5,722 8,984 Unallocated Commitments(2) N/A N/A 1,236 1,236 — — — — Total Private Equity $ 220,582 $ 55,132 $ 173,061 $ 163,156 $ 100,866 $ 151,443 Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates. (1) The “Invested" and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any. (2) Represents unallocated commitments from certain of our strategic investor partnerships.

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE								
Global Infrastructure Investors V	7/2024	7/2030	$ 12,536	$ 12,536	$ —	$ —	$ —	$ —
Global Infrastructure Investors IV	8/2021	6/2024	16,613	2,675	14,309	987	13,963	18,142
Global Infrastructure Investors III	7/2018	6/2021	7,175	908	6,628	4,513	3,992	6,125
Global Infrastructure Investors II	12/2014	6/2018	3,040	133	3,167	5,710	560	972
Global Infrastructure Investors	9/2010	10/2014	1,040	—	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,348	3,126	3,428	228	3,210	4,048
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	535	3,542	1,819	2,479	3,280
Diversified Core Infrastructure Fund	12/2020	(1)	12,026	1,559	10,700	1,241	10,620	11,763
Global Climate Transition Fund(2)	7/2024	7/2030	2,945	2,945	—	—	—	—
Real Estate Partners Americas IV	11/2024	11/2028	1,928	1,928	—	—	—	—
Real Estate Partners Americas III	1/2021	9/2024	4,253	665	3,817	340	3,572	3,953
Real Estate Partners Americas II	5/2017	12/2020	1,921	133	1,972	2,811	352	275
Real Estate Partners Americas	5/2013	5/2017	1,229	15	1,024	1,444	—	—
Real Estate Partners Europe II	3/2020	12/2023	2,068	285	1,988	488	1,670	1,715
Real Estate Partners Europe	8/2015	12/2019	710	97	692	783	196	187
Asia Real Estate Partners	7/2019	7/2023	1,682	361	1,368	325	1,152	1,298
Property Partners Americas	12/2019	(1)	2,571	46	2,525	159	2,525	2,244
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	976	386	895	913
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	1,008	634	1,008	1,002
Energy Related Vehicles	Various	Various	4,385	62	4,196	2,162	1,061	1,519
Co-Investment Vehicles & Other	Various	Various	16,233	3,784	12,489	2,063	12,069	13,166
Unallocated Commitments(3)	N/A	N/A	1,360	1,360	—	—	—	—
Total Real Assets			**$ 105,935**	**$ 33,275**	**$ 74,879**	**$ 28,321**	**$ 59,324**	**$ 70,602**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) Open ended fund.
(2) Includes an Asia-focused vehicle with different fund terms and whose investment period has not yet begun as of June 30, 2025.
(3) Represents unallocated commitments from certain of our strategic investor partnerships.

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24

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]								
Opportunities Fund II	11/2021	1/2026	$ 2,375	$ 930	$ 1,445	$ 51	$ 1,445	$ 1,663
Dislocation Opportunities Fund	8/2019	11/2021	2,967	323	2,644	1,839	1,448	1,545
Special Situations Fund II	2/2015	3/2019	3,525	284	3,241	2,622	615	687
Special Situations Fund	1/2013	1/2016	2,274	1	2,273	1,899	94	135
Mezzanine Partners	7/2010	3/2015	1,023	33	990	1,166	184	1
Asset-Based Finance Partners II	3/2024	3/2028	4,727	4,727	—	—	—	—
Asset-Based Finance Partners	10/2020	7/2025	2,059	692	1,367	323	1,367	1,486
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	250	1,995	1,010	1,251	1,167
Lending Partners IV	3/2022	9/2026	1,150	288	862	141	862	889
Lending Partners III	4/2017	11/2021	1,498	540	958	1,223	415	363
Lending Partners II	6/2014	6/2017	1,336	157	1,179	1,261	71	17
Lending Partners	12/2011	12/2014	460	40	420	458	23	7
Lending Partners Europe II	5/2019	9/2023	837	204	633	598	315	353
Lending Partners Europe	3/2015	3/2019	848	184	662	595	97	84
Asia Credit Opportunities	1/2021	5/2025	1,084	355	729	64	727	900
Other Alternative Credit Vehicles	Various	Various	16,830	7,158	9,916	6,997	4,966	6,654
Total Credit and Liquid Strategies			**$ 45,238**	**$ 16,166**	**$ 29,314**	**$ 20,247**	**$ 13,880**	**$ 15,951**
Total Eligible To Receive Carried Interest			**$ 371,755**	**$ 104,573**	**$ 277,254**	**$ 211,724**	**$ 174,070**	**$ 237,996**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 104,573	$ 237,996	$ 342,569
Incentive Fee Eligible	—	68,450	68,450
Total Performance Fee Eligible	**104,573**	**306,446**	**411,019**
Private Equity and Real Assets	711	66,569	67,280
Credit and Liquid Strategies	9,861	197,646	207,507
Total Assets Under Management	**$ 115,145**	**$ 570,661**	**$ 685,806**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

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25

26 Note: See Appendix for GAAP reconciliations, endnotes about investments and other important information. (1) Only includes debt issued or guaranteed by KKR & Co. Inc. of $8,410 million and debt issued by KKR Financial Holdings LLC of $896 million. Does not include Global Atlantic or other debt. (2) Net unrealized performance income would be $2.3 billion assuming a 75% compensation accrual (using the mid-point of the guided range) on gross unrealized performance income. (3) Cash and short-term investments excludes Global Atlantic. Strong Financial Profile ($ in millions) 2Q'25 Cash and Short-term Investments(3) $ 7,084 Investments - Asset Management Segment 9,360 Cash and Investments $ 16,444 Outstanding Debt (at par)(1) 9,306 Net Cash and Investments $ 7,138 Asset Management Investment Holdings by Asset Class (Fair Value) Traditional Private Equity 36% Growth Equity 9% Real Estate 15% Energy 6% Infrastructure 5% Leveraged Credit 12% Alternative Credit 8% Other 9% • Embedded Gains (Unrealized) total $2.8 billion • Gross Unrealized Performance Income totals $9.2 billion(2) Key Asset Management Highlights - Second Quarter 2025 • KKR & Co. Inc. is 'A' rated by both S&P and Fitch • Average maturity of debt is approximately 16 years with an after-tax weighted average fixed coupon of 3%(1) • Debt capacity includes a $2.75 billion undrawn revolving credit facility Net Cash and Investments

27 Dividends & Other Corporate Information Dividends The declaration and payment of any future dividends on common stock or preferred stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock or preferred stock will be maintained. Common Stock A dividend of $0.185 per share of common stock of KKR & Co. Inc. has been declared for the second quarter of 2025, which will be paid on August 26, 2025 to holders of record of common stock as of the close of business on August 11, 2025. Mandatory Preferred Convertible Stock A dividend of $0.78125 per share of Series D Mandatory Convertible Preferred Stock has been declared and set aside for payment on September 1, 2025 to holders of record of Series D Mandatory Convertible Preferred Stock as of the close of business on August 15, 2025. Other Corporate Information — Subordinated Notes Issuance In the second quarter, KKR & Co. Inc. issued $590 million of 6.875% subordinated notes due 2065.

28 (1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through July 25, 2025. (2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.’s equity incentive plans. (3) Includes certain securities exchangeable into shares of common stock of KKR & Co. Inc. (4) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. Stock Summary From December 31, 2024 through July 25, 2025, KKR used a total of $110 million under the share repurchase plan to retire equity awards and repurchase shares representing 1.0 million shares in aggregate. During this period, retirements and share repurchases were made at an average cost of $114.90 per share. Common Stock Repurchase Activity (Amounts in millions, except per share amounts) Inception to Date(1) Open Market Share Repurchases 67.4 Reduction of Shares for Retired Equity Awards(2) 26.6 Total Repurchased Shares and Retired Equity Awards 94.0 Total Capital Used $2,746 Average Price Paid Per Share $29.20 Remaining Availability under Share Repurchase Plan $459 Adjusted Shares 4Q'24 2Q'25 Common Stock Outstanding 888,232,174 890,938,778 Exchangeable Securities(3) 7,557,791 9,573,175 Adjusted Shares(4) 895,789,965 900,511,953

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD
Revenues				
Asset Management and Strategic Holdings				
Fees and Other	$ 822,324	$ 924,434	$ 1,515,850	$ 1,811,244
Capital Allocation-Based Income (Loss)	738,125	910,732	2,001,067	2,069,837
	1,560,449	1,835,166	3,516,917	3,881,081
Insurance				
Net Premiums	935,794	730,242	6,972,316	1,053,606
Policy Fees	333,900	334,974	662,847	673,447
Net Investment Income	1,580,498	1,863,346	3,100,400	3,646,626
Net Investment-Related Gains (Losses)	(302,620)	239,151	(544,106)	(1,197,186)
Other Income	63,889	85,964	120,274	141,452
	2,611,461	3,253,677	10,311,731	4,317,945
Total Revenues	**$ 4,171,910**	**$ 5,088,843**	**$ 13,828,648**	**$ 8,199,026**
Expenses				
Asset Management and Strategic Holdings				
Compensation and Benefits	$ 895,165	$ 1,077,597	$ 2,211,613	$ 2,410,700
Occupancy and Related Charges	23,306	34,640	46,846	69,105
General, Administrative and Other	304,489	323,997	582,470	624,329
	1,222,960	1,436,234	2,840,929	3,104,134
Insurance				
Net Policy Benefits and Claims	2,199,160	2,791,705	9,460,229	4,499,999
Amortization of Policy Acquisition Costs	32,808	80,800	29,056	178,771
Interest Expense	65,750	70,830	120,317	140,401
Insurance Expenses	244,954	158,459	444,190	264,113
General, Administrative and Other	180,697	208,416	364,552	389,981
	2,723,369	3,310,210	10,418,344	5,473,265
Total Expenses	**$ 3,946,329**	**$ 4,746,444**	**$ 13,259,273**	**$ 8,577,399**
Investment Income (Loss) - Asset Management and Strategic Holdings				
Net Gains (Losses) from Investment Activities	392,667	747,734	1,030,829	1,834,325
Dividend Income	471,349	336,143	716,406	610,033
Interest Income	903,861	809,883	1,793,963	1,595,740
Interest Expense	(783,253)	(707,391)	(1,537,317)	(1,361,890)
Total Investment Income (Loss)	**$ 984,624**	**$ 1,186,369**	**$ 2,003,881**	**$ 2,678,208**
Income Tax Expense (Benefit)	216,969	174,304	486,170	260,873
Redeemable Noncontrolling Interests	29,666	68,175	62,344	76,669
Noncontrolling Interests	295,644	776,166	674,602	1,638,094
Preferred Stock Dividends	—	37,736	—	37,736
Net Income (Loss) - KKR Common Stockholders	**$ 667,926**	**$ 472,387**	**$ 1,350,140**	**$ 286,463**

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30

31 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 887,394,513 890,716,083 886,200,169 889,488,212 Adjustments: Weighted Average Exchangeable Securities 7,009,382 9,569,812 6,374,499 8,777,982 Weighted Average Adjusted Shares(1) 894,403,895 900,285,895 892,574,668 898,266,194 2Q'24 3Q'24 4Q'24 1Q'25 2Q'25 GAAP Shares of Common Stock Outstanding 887,439,098 887,448,993 888,232,174 888,250,332 890,938,778 Adjustments: Exchangeable Securities 7,005,071 6,996,738 7,557,791 8,208,839 9,573,175 Adjusted Shares(1) 894,444,169 894,445,731 895,789,965 896,459,171 900,511,953 Unvested Shares of Common Stock and Exchangeable Securities(2) 56,333,182 65,022,724 75,639,529 74,220,514 68,846,206 (1) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. (2) Excludes the potential dilutive impact of any conversion of the Series D Mandatory Convertible Preferred Stock. As of June 30, 2025, this represents 21.4 million shares that is expected to convert no later than March 1, 2028.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD	2Q'24 LTM	2Q'25 LTM
Net Income (Loss) - KKR Common Stockholders	$ 667,926	$ 472,387	$ 1,350,140	$ 286,463	$ 3,863,447	$ 2,012,568
Preferred Stock Dividends	—	37,736	—	37,736	17,248	37,736
Net Income (Loss) Attributable to Noncontrolling Interests	325,310	844,341	736,946	1,714,763	2,177,731	2,807,609
Income Tax Expense (Benefit)	216,969	174,304	486,170	260,873	1,209,991	729,099
Income (Loss) Before Tax (GAAP)	**$ 1,210,205**	**$ 1,528,768**	**$ 2,573,256**	**$ 2,299,835**	**$ 7,268,417**	**$ 5,587,012**
Impact of Consolidation and Other	(151,775)	(879,614)	(343,294)	(1,896,965)	(1,749,030)	(2,822,458)
Preferred Stock Dividends	—	(37,736)	—	(37,736)	—	(37,736)
Income Taxes on Adjusted Earnings	(238,244)	(277,062)	(454,610)	(537,717)	(873,393)	(1,071,904)
Asset Management Adjustments:						
Unrealized (Gains) Losses	(76,175)	257,754	(475,253)	637,091	(1,203,293)	438,554
Unrealized Carried Interest	(190,143)	(429,906)	(1,136,959)	(1,237,619)	(2,155,779)	(2,043,860)
Unrealized Carried Interest Compensation	153,003	343,769	910,455	989,939	1,424,022	1,585,042
Transaction-related and Non-operating Items	1,308	10,765	62,983	21,316	80,789	80,342
Equity-based Compensation	66,535	63,750	140,312	142,027	266,892	281,133
Equity-based Compensation - Performance based	83,050	86,512	163,618	171,111	304,649	339,719
Strategic Holdings Adjustments:						
Unrealized (Gains) Losses	(344,709)	(64,304)	(417,966)	(385,712)	(865,876)	(926,164)
Insurance Adjustments[1]:						
(Gains) Losses from Investments[1]	312,614	290,084	559,531	1,649,024	666,890	2,554,841
Non-operating Changes in Policy Liabilities and Derivatives[1]	106,465	140,458	180,328	227,089	245,303	343,678
Transaction-related and Non-operating Items[1]	—	2,042	—	2,194	4,148	22,809
Equity-based and Other Compensation[1]	35,323	23,371	64,389	44,063	75,677	114,473
Amortization of Acquired Intangibles[1]	4,412	4,699	8,824	9,398	14,411	18,509
Adjusted Net Income	**$ 971,869**	**$ 1,063,350**	**$ 1,835,614**	**$ 2,097,338**	**$ 3,503,827**	**$ 4,463,990**
Interest Expense, Net	77,101	53,020	149,908	127,529	298,230	280,002
Preferred Stock Dividends	—	37,736	—	51,213	—	51,213
Net Income Attributable to Noncontrolling Interests	2,851	2,851	4,774	6,335	18,980	17,621
Income Taxes on Adjusted Earnings	238,244	277,062	454,610	537,717	873,393	1,071,904
Total Segment Earnings	**$ 1,290,065**	**$ 1,434,019**	**$ 2,444,906**	**$ 2,820,132**	**$ 4,694,430**	**$ 5,884,730**
Net Realized Performance Income	(122,839)	(109,314)	(200,837)	(197,303)	(486,148)	(605,254)
Net Realized Investment Income	(117,764)	(130,898)	(232,306)	(316,161)	(507,788)	(626,018)
Total Operating Earnings	**$ 1,049,462**	**$ 1,193,807**	**$ 2,011,763**	**$ 2,306,668**	**$ 3,700,494**	**$ 4,653,458**
Strategic Holdings Operating Earnings	(40,852)	(29,121)	(61,572)	(60,607)	(76,103)	(75,246)
Insurance Operating Earnings	(253,213)	(277,932)	(526,053)	(536,704)	(967,354)	(1,025,197)
Fee Related Earnings	**$ 755,397**	**$ 886,754**	**$ 1,424,138**	**$ 1,709,357**	**$ 2,657,037**	**$ 3,553,015**

(1) Amounts represent the portion allocable to KKR.

KKR

32

33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Total Operating Earnings $ 1,049,462 $ 1,193,807 $ 2,011,763 $ 2,306,668 Total Investing Earnings 240,603 240,212 433,143 513,464 Depreciation and Amortization 12,549 14,211 25,052 27,444 Adjusted EBITDA $ 1,302,614 $ 1,448,230 $ 2,469,958 $ 2,847,576 ($ in thousands) 2Q'24 2Q'25 2Q'24 YTD 2Q'25 YTD Total GAAP Revenues $ 4,171,910 $ 5,088,843 $ 13,828,648 $ 8,199,026 Insurance GAAP Revenues (2,611,461) (3,253,677) (10,311,731) (4,317,945) Impact of Consolidation and Other 222,171 252,073 443,119 471,252 Capital Allocation-Based Income (Loss) (GAAP) (738,125) (910,732) (2,001,067) (2,069,837) Realized Carried Interest - Asset Management Segment 458,559 405,527 708,827 733,022 Realized Investment Income - Asset Management Segment 138,546 153,998 273,299 371,955 Insurance Segment Fees 127,113 165,485 239,551 325,138 Strategic Holdings Segment Fees 8,183 9,329 15,667 17,277 Capstone Fees (21,563) (24,755) (40,077) (45,592) Expense Reimbursements (27,168) (29,494) (35,261) (61,702) Total Asset Management Segment Revenues $ 1,728,165 $ 1,856,597 $ 3,120,975 $ 3,622,594

34 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 2Q'25 KKR & Co. Inc. Stockholders' Equity - Common Stock - GAAP $ 25,675,825 Asset Management and Strategic Holdings Net Assets and Other(1) (20,964,660) Accumulated Other Comprehensive (Income) Loss and Other (Insurance)(2) 4,878,354 Accumulated Unrealized (Gains) Losses on Loans carried at Fair Value (Insurance)(2) (24,081) Global Atlantic Book Value $ 9,565,438 ($ in thousands) 2Q'25 Cash and Cash Equivalents - Asset Management and Strategic Holdings - GAAP $ 10,729,004 Impact of Consolidation and Other(3) (3,827,508) Short-term Investments 182,345 Cash and Short-term Investments $ 7,083,841 ($ in thousands) 2Q'25 Investments - Asset Management and Strategic Holdings - GAAP $ 115,427,392 Impact of Consolidation and Other(3) (105,884,975) Short-term Investments (182,345) Investments - Asset Management Segment $ 9,360,072 ($ in thousands) 2Q'25 Debt Obligations - Asset Management and Strategic Holdings - GAAP $ 47,361,299 Impact of Consolidation and Other(3) (38,169,234) Unamortized Discount/Premium and Deferred Financing Costs 113,914 Outstanding Debt (at par) $ 9,305,979 (1) This adjustment represents the net assets allocated to the Asset Management and Strategic Holdings segments. (2) To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated unrealized (gains) losses on loans carried at fair value, (ii) accumulated other comprehensive income, and (iii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. (3) The purpose of these adjustments is to present these non-GAAP measures without giving effect to the consolidation of the investment vehicles and collateralized financing entities that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to equity holders in assessing the overall financial condition of KKR.

35 • Infrastructure portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure or the Global Climate fund. • The leveraged credit composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans and high-yield bonds. • The alternative credit composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development companies), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 23 to 25. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Note to Page 11 – Asset Management Segment – Private Equity • Except as otherwise noted, amounts referencing the private equity business line, such as AUM, include amounts related to core private equity, including KKR's participation through the Strategic Holdings segment. Notes to Page 16 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to All Pages • All figures in this presentation are as of June 30, 2025, unless otherwise specifically indicated. • References to LTM means last twelve months. Note to Page 3 – Second Quarter 2025 Segment Earnings • The amount of tax benefit from equity-based compensation for 2Q'25 and 2Q'24 was $29.2 million and $29.4 million, respectively, and for 2Q'25 YTD and 2Q'24 YTD was $60.0 million and $55.6 million, respectively. Its inclusion in Adjusted Net Income had the effect of increasing this metric for 2Q'25 and 2Q'24 both by 3%, and for 2Q'25 YTD and 2Q'24 YTD both by 3%, respectively. Note to Page 8 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered vehicles, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, collateralized loan obligations, hedge fund partnerships and certain other investment vehicles. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Note to Page 9 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds and other vehicles includes $10.5 billion across Private Equity, Real Assets and Credit and Liquid Strategies business lines. Notes to Page 10 – Fund Investment Performance • Traditional private equity portfolio refers to the portfolio of investments held by all of KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity or core private equity funds. • Opportunistic real estate portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. Important Information − Endnotes

36 Notes to Page 18 – Strategic Holdings Segment • The adjusted revenue and adjusted EBITDA information represents the measures management currently uses to monitor the operating performance of the businesses. • The Capital Invested for Strategic Holdings segment is included in Private Equity Capital Invested within the Asset Management segment and relates to Core Private Equity. • LTM Adjusted EBITDA is shown based on the geographic location of the businesses' headquarters. • LTM Adjusted Revenue and EBITDA represents KKR’s look-through ownership percentage for each of these companies in the aggregate as a result of the firm's investments in these companies through its participation in our core private equity strategy multiplied by the revenue and EBITDA of each portfolio company, respectively. Non-U.S. dollar businesses have been converted at the period-ending foreign exchange rate. • A reconciliation of the forecasts for certain non-GAAP measures, including Strategic Holdings Operating Earnings to their corresponding GAAP measures has not been provided due to the unreasonable efforts it would take to provide such a reconciliation. Notes to Page 20 – Duration of Capital • Please see endnote for page 8 for information about the term "perpetual capital." • "Other" in the chart primarily includes (i) hedge fund partnerships and (ii) certain leveraged credit funds and separately managed accounts. Notes to Page 21 – Assets Under Management Rollforward • For the three months ended June 30, 2025, Distributions and Other includes $9 million of redemptions by fund investors in Private Equity, $68 million of redemptions by fund investors in Real Assets and $1,376 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2025, Distributions and Other includes $15 million of redemptions by fund investors in Private Equity, $129 million of redemptions by fund investors in Real Assets and $3,067 million of redemptions by fund investors in Credit and Liquid Strategies. Important Information − Endnotes (cont’d) Notes to Page 22 – Fee Paying Assets Under Management Rollforward • For the three months ended June 30, 2025, Distributions and Other includes net changes in fee base of certain Private Equity funds of $1,281 million, $9 million of redemptions by fund investors in Private Equity, $68 million of redemptions by fund investors in Real Assets and $1,376 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2025, Distributions and Other includes net changes in fee base of certain Private Equity funds of $1,281 million, $15 million of redemptions by fund investors in Private Equity, $129 million of redemptions by fund investors in Real Assets, and $3,067 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Pages 23 to 25 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Page 26 – Strong Financial Profile • The Investment amounts do not include KKR's ownership of the Global Atlantic insurance companies through KKR's Insurance segment or KKR's participation in the core private equity strategy through KKR's Strategic Holdings segment. • The term “investments” has been presented solely for purposes of demonstrating the financial performance of certain assets contained on KKR’s balance sheet, including majority ownership of subsidiaries that operate KKR’s asset management, insurance businesses, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds. • Traditional private equity includes KKR's traditional private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as growth equity, real estate, infrastructure, energy, leveraged credit and alternative credit appear in these other asset classes.

37 Important Information − Non-GAAP and Other Measures from ANI, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. Income Taxes on Adjusted Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces Income Taxes on Adjusted Earnings during the period. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Adjusted Earnings, KKR’s ANI would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in ANI for the period. KKR makes these adjustments when calculating ANI in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, ANI does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and ANI should not be viewed as a measure of KKR’s liquidity. • Total Segment Earnings is a performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Total Segment Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, and (iii) transaction-related and non- operating items, if any. Transaction-related and non-operating items arise from corporate actions and non-operating items, which consist of: (i) impairments, (ii) transaction costs from acquisitions, (iii) depreciation on real estate that KKR owns and occupies, (iv) contingent liabilities, net of any recoveries, and (v) other gains or charges that affect period-to-period comparability and are not reflective of KKR's ongoing operational performance. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by our Asset Management segment as the investment adviser for Global Atlantic insurance companies, (ii) management and performance fees earned by our Asset Management segment for acquiring and managing the companies included in our Strategic Holdings segment, and (iii) interest income and expense based on lending arrangements where our Asset Management segment borrows from our Insurance segment. All these inter- segment transactions are recorded by each segment based on the applicable governing agreements. Additionally, due to the integrated nature of our segment operations and as part of our strategic capital allocation decisions, intersegment asset transfers have and may continue to occur. In these cases in segment reporting, the assets are transferred at their fair value, and no realization is recognized at the time of transfer. Earnings are recognized upon realization events and transactions with third parties. Total Segment Earnings represents the total segment earnings of KKR’s Asset Management, Insurance and Strategic Holdings segments. Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as in assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and, as such, represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment vehicles and collateralized financing entities (“CFEs”) that KKR manages. These measures described above have the definitions given to them below. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. “Non-operating adjustments” as used in these non- GAAP definitions refers to adjustments made which are not adjustments or exclusions of normal, recurring cash operating expenses necessary for business operations. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • Adjusted Net Income is a performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. ANI is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. ANI is equal to Total Segment Earnings less Interest Expense, Net and Other and Income Taxes on Adjusted Earnings. Interest Expense, Net and Other includes (i) interest expense on debt obligations not attributable to any particular segment and (ii) cumulative dividend expense on the Series D Mandatory Convertible Preferred Stock, net of interest income earned on cash and short-term investments. Income Taxes on Adjusted Earnings represents the (i) amount of income taxes that would be paid assuming that all pre-tax Asset Management and Strategic Holdings segment earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged and (ii) amount of income taxes on Insurance Operating Earnings. Income taxes on Insurance Operating Earnings represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Equity based compensation expense is excluded

38 Non-GAAP and Segment Measures (cont’d) • Asset Management Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment. This measure is presented before income taxes and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies and Strategic Holdings segment, are included in Asset Management Segment Earnings. • Insurance Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, and (iii) General, Administrative, and Other Expenses. Insurance Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investment strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Operating Earnings includes (i) realized gains and losses not related to asset/ liability matching investment strategies and (ii) the investment management costs that are earned by our Asset Management segment as the investment adviser of the Global Atlantic insurance companies. • Strategic Holdings Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Strategic Holdings segment. This measure is presented before income taxes and is comprised of: Dividends, Net and Net Realized Investment Income. Strategic Holdings Segment Earnings excludes the impact of unrealized gains (losses) on investments. Strategic Holdings Segment Earnings includes management fees and performance fee expenses that are earned by the Asset Management segment. • Fee Related Earnings is a performance measure used to assess the Asset Management segment’s generation of earnings from revenues that are measured and received on a more recurring basis as compared to KKR’s investing earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of our fee generating asset management and capital markets businesses. FRE equals (i) Management Fees, including fees paid by the Insurance and Strategic Holdings segments to the Asset Management segment and fees paid by Ivy vehicles and other Important Information − Non-GAAP and Other Measures (cont’d) reinsurance vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of performance fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) expected to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Strategic Holdings Operating Earnings is a performance measure used to assess the firm’s earnings from companies and businesses reported through its Strategic Holdings segment. Strategic Holdings Operating Earnings currently consists of earnings derived from dividends that the firm receives from businesses acquired through the firm’s participation in our core private equity strategy. Strategic Holdings Operating Earnings currently equals dividends less management fees that are earned by our Asset Management segment. This measure is used by management to assess the Strategic Holdings segment’s generation of earnings from revenues that are measured and received on a more recurring basis than, and are not dependent on, realizations from investment activities. • Total Operating Earnings is a performance measure that represents the sum of (i) FRE, (ii) Insurance Operating Earnings, and (iii) Strategic Holdings Operating Earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of the most recurring forms of earnings from each of KKR’s segments as compared to investing earnings. • Total Investing Earnings is a performance measure that represents the sum of (i) Net Realized Performance Income and (ii) Net Realized Investment Income. KKR believes this measure is useful to stockholders as it provides additional insight into the earnings of KKR’s segments from the realization of investments.

39 Non-GAAP and Segment Measures (cont’d) • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. Asset Management Segment Revenues excludes Realized Investment Income earned based on the performance of businesses presented in the Strategic Holdings segment. KKR believes that this performance measure is useful to stockholders as it provides additional insight into all forms of realized revenues generated by our Asset Management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include certain vested securities exchangeable into shares of common stock of KKR & Co. Inc. Adjusted shares excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock and (ii) unvested shares of common stock and exchangeable securities. • Assets Under Management (“AUM”) represent the assets managed (including core private equity), advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. Important Information − Non-GAAP and Other Measures (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds (including core private equity) and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles (including core private equity) have received from fund investors to contribute capital to fund future investments, and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

40 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. Information on these websites are not incorporated by reference herein and are not a part of this presentation. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product or reinsurance offered by Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited, Global Atlantic Assurance Limited or any other Global Atlantic owned or sponsored insurance company, or any investment or insurance product or reinsurance offered by any insurance-related vehicle sponsored or managed by Global Atlantic. Each KKR entity is responsible for its own financial, contractual and legal obligations. This presentation has been prepared solely for informational purposes. This presentation is not intended to make, and does not make, any financial or investment recommendation or otherwise promote a product or service of KCM or any of its affiliates. Important Information − Other Legal Disclosures Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet, the Strategic Holdings segment, or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by a KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, the timing and manner of sale, and many of the risks described in the forward-looking statements section of this Annex, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

41 Important Information − Other Legal Disclosures (cont’d) Expected dividend amounts and investment returns in the business segment Strategic Holdings may be materially less than our current expectations or not materialize at all, and the volatility of employee compensation as a result of the modification of our compensation framework could impact our ability to hire, retain, and motivate our employees whom we are dependent on. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The use of words such as “unconstrained,” “consistent,” "trends," "dominant" or comparable words or other statements is not a guarantee of future performance or that any other statements to which these apply are guaranteed to occur. If a change occurs, forward-looking statements made as part of this presentation may vary materially from those expressed in the applicable forward-looking statements. These forward-looking statements include target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the forward-looking information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize. These statements are subject to numerous risks, uncertainties and assumptions, including those listed here in the above and below paragraphs and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR & Co. Inc.’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and Global Atlantic. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but, not limited to, any statements with respect to: statements regarding KKR’s business, financial condition, liquidity and results of operations, including Capital Invested, uncalled commitments, cash and short-term investments, and levels of indebtedness; the potential for future business growth; outstanding shares of common stock of KKR & Co. Inc. and its capital structure; non-GAAP and segment measures and performance metrics, including AUM, FPAUM, ANI, TOE, Book Value, Total Segment Earnings, FRE, Insurance Operating Earnings, Strategic Holdings Operating Earnings, Total Investing Earnings, and Total Segment Earnings; the declaration and payment of dividends on capital stock of KKR & Co. Inc.; the timing, manner and volume of repurchase of shares of capital stock of KKR & Co. Inc.; our statements regarding the potential of, and future financial results from, KKR’s Strategic Holdings segment (including expectations about dividend payments from companies and businesses in the Strategic Holdings segment in the future, the future growth of such companies and businesses, the potential for compounding earnings over a long period of time from such segment, and the belief that such segment is an unconstrained business line); KKR’s ability to grow its AUM, to deploy capital, to realize unrealized investment appreciation, and the time period over which such events may occur; KKR’s ability to manage the investments in and operations of acquired companies and businesses; the effects of any transactional activity on KKR’s operating results, including pending sales of investments; expansion and growth opportunities and other synergies resulting from acquisitions of companies (including the acquisition and integration of Global Atlantic and businesses in our Strategic Holdings segment), internal reorganizations or strategic partnerships with third parties; the timing and expected impact to our business of any new investment fund, vehicle or product launches; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes in the future; the implementation or execution of, or results from, any strategic initiatives (including efforts to access private wealth investors and the modification of our compensation framework announced on November 29, 2023, which decreased the targeted percentage of compensation from fee related revenues and increased the targeted percentage from realized carried interest and incentive fees).

42 our ability to execute Global Atlantic's growth strategies successfully; Global Atlantic’s actual or perceived financial strength and ratings of Global Atlantic and its subsidiaries; business Global Atlantic reinsures and business it cedes to reinsurers; changes in accounting standards applicable to insurance companies; volatility in our insurance business’s net income under GAAP; reinsurance assets held in trust, which limit Global Atlantic’s ability to invest those assets; determination of the amount of impairments and allowances for credit losses; triggering a recapture event under reinsurance agreements where Global Atlantic's clients may recapture some or all of the assumed business; liquidity risks from Global Atlantic’s membership in Federal Home Loan Banks and repurchase and reverse repurchase transactions that subject Global Atlantic to liquidity risks; changes in relevant tax laws, regulations or treaties; regulations, including those related to capital requirements, that apply to Global Atlantic; Bermuda insurance subsidiaries possibly being subject to additional licensing requirements; and not being able to mitigate the reserve strain associated with statutory accounting rules; and • risks related to our organizational structure, including risks involving: our status as a controlled company; declining common stock price due to the large number of shares eligible for future sale and issuable as grants or in acquisitions; ability to issue preferred stock may cause the price of our common stock to decline; our right to repurchase all outstanding shares of common stock under specified circumstances; limitations on our ability to pay periodic dividends; our obligations to make payments to our principals pursuant to a tax receivable agreement; potential application of restrictions under the Investment Company Act of 1940; and reorganizations undertaken by us. Forward Looking Statements (cont'd) Without limiting the statements made in the prior paragraphs, the following risks, among others, could cause actual results to vary from the forward-looking statements: • risks related to our business, including: future business growth and various assumptions about the ability to capitalize on growth opportunities and future business performance, the assumptions and estimates used in any forward-looking statements made herein, including relating to New Capital Raised, Assets Under Management, Fee Related Earnings per share, Total Operating Earnings per share, Adjusted Net Income per share, Strategic Holdings Operating Earnings, the timing and amounts generated by the monetization of investments held by KKR or its investment vehicles, difficult market and economic conditions; geopolitical developments and other local and global events, including uncertainties resulting from changes to U.S. and global tariff policies and escalating trade tensions; disruptions caused by natural disasters and catastrophes; our liquidity requirements and sources of liquidity; assets we refer to as “perpetual capital” being subject to material reduction; high variability in earnings and cash flow; “clawback” provisions in our governing agreements; inability to raise additional or successor funds successfully; increasing focus by stakeholders on sustainability matters; intense competition in the investment management and insurance industries; changes in relevant tax laws, regulations and treaties or adverse interpretations by tax authorities; recruiting, retaining and motivating our employees and other key personnel; our reliance on third- party service providers; cybersecurity failures and data security breaches; the unpredictable impact of artificial intelligence, rapidly developing and changing global privacy laws; expansion into new investment strategies, geographic markets, businesses and types of investors; failure to manage existing balance sheet commitments; extensive regulation of our businesses (including compliance with applicable laws); litigation and negative publicity; ineffective risk management activities; • risks related to our investment activities, including risks involving: historical returns not being indicative of future results; valuation methodologies for establishing the fair value of certain assets can be subjective; the impact on valuations by market and economic conditions; changes in debt or equity markets; dependence on significant leverage in our investments; exposures to, and investments in, leveraged companies or companies experiencing financial or business difficulties; concentration of investments by type of issuer, geographic region, asset types, or otherwise; investments in relatively illiquid assets; investments in real assets; investments in emerging and less established companies; investments in companies that are based outside of the United States; and investors in certain of our investment vehicles are entitled to redeem their investments in these vehicles on a periodic basis; • risks related to our insurance activities, including risks involving: possibility of not achieving the intended benefit of the Global Atlantic acquisitions (including a failure to realize anticipated benefits within the expected timeframes or a failure to integrate into our operations and management systems and controls); volatile market and economic conditions including sustained periods of low or high interest rates; difference between policyholder behavior estimates, reserve assumptions and actual claims experience; estimates used in preparation of financial statements and models for insurance products; Important Information − Other Legal Disclosures (cont’d)